UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2013

ECHO GLOBAL LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34470	20-5001120
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 West Chicago Avenue Suite 725 Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

(800) 354-7993

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02                                           Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Effective July 1, 2012, the Company acquired the assets of Shipper Direct Logistics, Inc. (“Shipper Direct”), a truckload transportation brokerage located near Nashville, Tennessee.  The results of the acquired business have been included in the unaudited consolidated financial statements since that date. The Company agreed to purchase the assets of Shipper Direct for $4,423,794 in cash paid at closing and an additional $4,500,000 in cash consideration payable upon achievement of certain performance measures.   As part of the transaction, the founders also became employees of the Company.

In August 2012, the Company discovered that the revenue and profitability of the acquired business, both prior and subsequent to the acquisition, were not as expected based on the representations contained in the Asset Purchase Agreement.  The Company believed that the representations made in the Asset Purchase Agreement were fraudulent.   As a result, the Company requested that the seller return the entire purchase price and that the contingent consideration provision of the Asset Purchase Agreement be voided.  However, the Company  received only $1,779,554.  The request for the return of the entire purchase price  was based upon indemnification provisions in the Asset Purchase Agreement and therefore, the Company considered the amount received of $1,779,554 a return of purchase price, resulting in net cash consideration paid to Shipper Direct of $2,644,240.

In connection with the discovery of the fraud, the Company believed that in the third quarter of 2012 there were specific indicators of impairment of the assets acquired of Shipper Direct.  The Company performed an impairment analysis in the fourth quarter and concluded there was impairment of the goodwill and acquired customer list intangible assets.  As a result, the Company has restated its September 30, 2012 consolidated financial statements, as previously filed on Form 10-Q on November 1, 2012, to account for this acquisition impairment loss of $2,490,613 in the third quarter of 2012.  The effect of this change is a reduction of net income of $1,530,630 for the three and nine month periods ended ending September 30, 2012.

Based on the foregoing, on February 6, 2013, the Audit Committee of the Board of Directors of the Company (the “Audit Committee”), upon recommendation from the Company’s management, concluded that the previously issued financial statements for the quarter ended September 30, 2012 should no longer be relied upon.  Accordingly, the Company plans to restate its previously issued financial statements for the quarter ended September 30, 2012 in an amended Quarterly Report on Form 10-Q/A to correct the error as set forth in the table below.  The error had no effect on any other amounts or financial statement line items.

	Previously Reported	Adjustment	Restated
September 30, 2012
Consolidated Balance Sheets
Intangible Assets	$5,982,737	$(660,000)	$5,322,737
Goodwill	$44,388,202	$(1,800,613)	$42,587,589
Deferred Income Taxes Liabilities (long term)	$(2,562,802)	$929,982	$(1,632,820)
Consolidated Statement of Stockholders Equity
Net Income	$10,531,560	$(1,530,630)	$9,000,930
Retained Earnings	$36,403,470	$(1,530,630)	$34,872,840
Three Months Ended September 30, 2012
Consolidated Statements of Income
Selling, general and administrative expenses	$27,977,727	$2,490,612	$30,468,339
Depreciation and amortization	$2,294,608	$(30,000)	$2,264,608
Income From Operations	$6,320,187	$(2,460,612)	$3,859,575
Income Tax Expense	$2,381,394	$(929,982)	$1,451,412
Net Income	$3,816,936	$(1,530,630)	$2,286,306
Earnings Per Share - Basic	$0.17	$(0.07)	$0.10
Earnings Per Share - Diluted	$0.17	$(0.07)	$0.10
Nine Months Ended September 30, 2012
Consolidated Statements of Income
Selling, general and administrative expenses	$80,324,571	$2,490,613	$82,815,184
Depreciation and amortization	$6,510,261	$(30,000)	$6,480,261
Income From Operations	$17,227,571	$(2,460,612)	$14,766,959
Income Tax Expense	$6,336,180	$(929,982)	$5,406,198
Net Income	$10,531,560	$(1,530,630)	$9,000,930
Earnings Per Share - Basic	$0.47	$(0.07)	$0.40
Earnings Per Share - Diluted	$0.46	$(0.07)	$0.39
Consolidated Statements of Cash Flow
Net Income	$10,531,560	$(1,530,630)	$9,000,930
Acquisition related impairment loss	$—	$2,490,612	$2,490,612
Deferred income taxes	$(362,818)	$(929,982)	$(1,292,800)

In connection with this matter, the Company has re-evaluated its conclusions regarding the effectiveness of its internal control over financial reporting for the affected periods and determined that a material weakness existed as of September 30, 2012.  The Company had previously concluded in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012 that its controls were effective as of September 30, 2012.  As a result of the material weakness, the Company has now concluded that such controls were ineffective.  Accordingly, the Company will restate its disclosures as of September 30, 2012 to include the identification of a material weakness related to its restatement.  The Company is actively engaged in remediating the material weakness.  While the Company believes it will have remediated the material weakness prior to filing its Form 10-K for the period ended and as of December 31, 2012, the Company can provide no assurance at this time that management will be able to report that the Company’s internal control over financial reporting is effective as of December 31, 2012.

The Company and the Audit Committee have discussed the matters reported in this report with the Company’s independent registered public accounting firm, Ernst & Young LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO GLOBAL LOGISTICS, INC.

Dated: February 7, 2013	By:	/s/ David B. Menzel
	Name:	David B. Menzel
	Title:	Chief Financial Officer